UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2007

Tesco Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of principal executive offices, including zip code)

713-359-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 17, 2007, Tesco Corporation ("TESCO") issued a press release announcing that it has entered into a non-exclusive Marketing Agreement with Schlumberger. The agreement provides that the two companies will work together to identify opportunities to create value for customers by combining the use of their respective proprietary drilling technologies, including TESCO's CASING DRILLING and the Schlumberger directional drilling, rotary steerable, MWD and LWD systems. For this purpose, each company may promote the other's equipment and services, and make approved use of certain specified trademarks belonging to the other company.

Julio M. Quintana, TESCO's President and CEO said, "We are pleased to earn the support of Schlumberger. It is but one more example of a commitment from the industry to help mainstream our proprietary CASING DRILLING technology. Schlumberger's global infrastructure and operational excellence will be of substantial aid in our view towards growth."

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: December 18, 2007	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Tesco Press Release about SLB Agreement